Mallon Resources
June 30, 2001                                               Letterhead


                   Notice of Annual Meeting of Shareholders


    Notice is hereby given that the Annual Meeting of Shareholders (the "Meeting") of Mallon Resources Corporation (the "Company") will be held in the Company's Board Room, in Suite 1700, 999 18th Street, Denver, Colorado, at 9:00 a.m. local time, on Friday, September 14, 2001, for the following purposes:

    (I)  To elect Directors of the Company; and

    (II) To transact such other business as may properly come before the Meeting.

    Only holders of common stock of record at the close of business on July 27, 2001, are entitled to notice of and to vote at the Meeting.

                                       By Order of the Board of Directors,

                                       Roy K. Ross
                                       Corporate Secretary


    ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING. ALL SHAREHOLDERS, WHETHER OR NOT THEY EXPECT TO ATTEND THE MEETING IN PERSON, ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE. SHOULD YOU ATTEND THE MEETING, YOU MAY, IF YOU CHOOSE TO, VOTE IN PERSON, EVEN THOUGH YOU MAY HAVE PREVIOUSLY SUBMITTED A PROXY CARD.

                         Mallon Resources Corporation
                         999 18th Street, Suite 1700
                           Denver, Colorado  80202
                               _______________

                               Proxy Statement
                                    for
                       Annual Meeting of Shareholders
                                 To Be Held
                        Friday, September 14, 2001

General Information

    This statement is furnished in connection with the solicitation of proxies by the Board of Directors of Mallon Resources Corporation (the "Company") to be voted at the Company's Annual Meeting of Shareholders (the "Meeting") to be held in the Company's Board Room, in Suite 1700, 999 18th Street, Denver, Colorado, on Friday, September 14, 2001, at 9:00 a.m., for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. This statement was sent to shareholders on or about August 2, 2001.

    The shares covered by the enclosed Proxy, if such is properly executed and received by the Board of Directors prior to the Meeting, will be voted in favor of the proposals to be considered at the Meeting, unless such Proxy specifies otherwise or the authority to vote on the election of directors has been withheld. A Proxy may be revoked at any time before it is exercised by giving written notice to the Secretary of the Company or by executing a Proxy bearing a later date. Shareholders may vote their shares in person if they attend the meeting, even if they have previously executed and returned a Proxy.

    The only matter planned to be brought before the Meeting is the election of directors to serve for the ensuing year.

    Only shareholders of record at the close of business on July 27, 2001, will be entitled to vote at the Meeting. On that date, there were issued and outstanding 10,721,827 shares of the Company's $0.01 par value common stock ("Common Stock"), entitled to one vote per share. Cumulative voting is not allowed in the election of directors or for any other purpose. One-third of the outstanding Common Stock will constitute a quorum for the transaction of business at the Meeting. The vote of a majority of a quorum is needed to pass a proposal.

    At the Meeting, members of senior management will speak and there will be a general discussion period during which shareholders will have an opportunity to ask questions about the business of the Company. Management knows of no other matters to be brought before the Meeting. If other matters properly come before the Meeting, it is the intention of the persons named in the solicited Proxy to vote such Proxy in accordance with their judgment. No compensation will be paid to any person in connection with solicitation of Proxies. Brokers and others will be reimbursed for out-of-pocket and reasonable clerical expenses incurred in forwarding solicitation materials to beneficial owners of the Common Stock. Special solicitation of Proxies may in certain instances be made personally or by telephone by officers and employees of the Company and by regular employees of certain banking and brokerage houses. All expenses in connection with this solicitation will be borne by the Company.

Proposal I:  Election of Directors

General

    The Company's Bylaws provide that the size of the Board of Directors can be as few as three or as many as ten, and that the number of directors may be changed from time to time by resolution of the Board of Directors. The size of the Board of Directors is presently six members. Accordingly, management will nominate six persons for election to the Board. Directors are elected annually for one-year terms.

    It is the recommendation of management that the six nominees named below be elected to the Board of Directors for the coming year, and until their successors have been duly elected and qualified. Unless authority is withheld, the shares represented by your Proxy will be voted for their election. No Proxy will be voted for more than six nominees. Unless your Proxy withholds authority to do so, if any nominee elects not to serve or is unable to serve for any reason, your Proxy will be voted for an alternative nominee to be designated by management to replace such nominee. The Board of Directors has no reason to expect that any nominee will be unable to serve. There is no arrangement between any of the nominees or officers and any other person or persons pursuant to which he was or is to be selected as a director, nominee or officer, nor is there any family relationship between or among any nominees or officers. To the best knowledge of the Company, none of the nominees have been involved in any material legal proceedings during the past five years.

Nominees

    Nominees for the Board of Directors are:

                                                           Period of Service
Name                      Age   Title(s)                   as Director
George O. Mallon, Jr.     56    Director, Chairman of the
                                Board, President and Chief
                                Executive Officer           Since 1988

Roy K. Ross               50    Director, Executive Vice
                                President, General Counsel,
                                and Secretary               Since 1992

Frank Douglass            67    Director                    Since 1988

Roger R. Mitchell         68    Director                    Since 1990

Francis J. Reinhardt, Jr. 71    Director                    Since 1994

Peter H. Blum             43    Director                    Since 1998

Principal Occupations

    A brief description of the business experience of each nominee for re-election as a director is set forth in the Company's 2000 Annual Report to Shareholders, a copy of which has been enclosed with this Proxy Statement.

Meetings and Board Compensation

    The business and affairs of the Company are under the direction of the Board of Directors. For the period May 2000 through July 2001, the Board of Directors held five formal meetings and acted by written consent on numerous occasions. Each director who is standing for re-election attended all of the meetings, either in person or by means of a telephone conference connection, and all directors participated in all of the written consents. Directors who are not also members of management are paid $2,000 for each meeting they attend. Board members are also reimbursed for reasonable out-of-pocket expenses incurred in connection with attending meetings of the Board. In January 2001, as additional compensation for their service on the Board, the current non-management members of the Board were each granted options to purchase 4,000 shares of Common Stock at an exercise price of $0.01 per share. These options vest in increments in 2001 and 2002.

Standing Committees of the Board

    The Company's Board of Directors has three standing committees, the Nominating Committee, the Compensation Committee, and the Audit Committee. The Board has assigned certain advisory authority to each committee, but the decision-making and management responsibilities of the Company remain with the full Board.

    The Nominating Committee, which held one meeting during the last year, considers nominees for election to the Company's Board of Directors and is comprised of Messrs. Mallon and Reinhardt. The Nominating Committee will consider nominees who are recommended by shareholders. Such written recommendations should be directed to Mr. Mallon, at the Company's Denver office, before April 1, each year.

    The Audit Committee, which held one meeting during the last year, is comprised of Messrs. Douglass, Mitchell and Reinhardt, each of whom is considered to be "independent" within the meaning of applicable Nasdaq regulations. The Audit Committee's purpose is to oversee the Company's accounting and financial reporting policies and practices and to assist the Board of Directors in fulfilling its fiduciary and corporate accountability responsibilities. The Audit Committee's charter is set forth as Appendix A to this Proxy Statement. The Company's independent public accountants have unrestricted direct access to the Audit Committee members.

    The Compensation Committee, which held one formal meeting and acted by unanimous written consent on several occasions during the last year, is currently comprised of Messrs. Douglass, Reinhardt and Blum. The Compensation Committee has submitted the following report:

        The Company's Board of Directors established the Compensation Committee (the "Committee") to propose, subject to Board ratification, equity and cash compensation of executive officers and equity compensation for all employees. The Committee's philosophy is that, in light of the Company's relatively small size, employee compensation (including salary, bonus and equity-based compensation) should be somewhat below the mid-point of industry standards. The Committee believes that equity compensation -- in the form of stock options - can be an appropriate incentive for selected employees, including executive officers, and can serve to align the interests of the employees, executive officers and shareholders.

    Cash Compensation. The Committee's cash compensation objective is to establish an acceptable pay scale for employees. The executive officers of the Company are considered in this planning in the same manner as all other employees. Each year, all employees, including the executive officers, are evaluated by their managers (or in the case of the Chief Executive Officer, by the Committee) and may receive salary adjustments based upon their performance.

    Equity Compensation. Since the Company's 1997 Equity Participation Plan (the "Plan") was ratified by the shareholders, the Committee has made equity compensation awards as part of its compensation decisions. All employees are eligible for awards under the Plan. The Plan was designed to provide: (a) a method to both attract and retain high caliber talent over the long term, (b) an opportunity for selected employees to share in the long term success of the Company, (c) an ownership interest in the Company's success, and (d) recognition of individual contributions.

    Bonus Compensation. The Company maintains a "Bonus Pool" comprised of an amount of cash equal to 1.3% of the Company's gross revenue, as adjusted. Quarterly, the money accumulated in the pool is paid out as cash bonuses to the employees of the Company. The Chief Executive Officer proposes the amounts to be paid to each employee, including himself, based upon his judgment of their relative contributions to the success of the Company over the quarter for which the bonus is being paid. His determinations are subject to review by the Committee.

    Chief Executive Officer. Mr. Mallon's compensation arrangements with the Company are contained in an employment contract most recently amended in January 2001. That contract is for a 36 month period, which, until January 31, 2003, will be automatically extended each month for an additional month, unless the Company earlier elects not to extend the contract. The contract establishes Mr. Mallon's annual base salary at $190,000. Mr. Mallon has also been granted options under the Plan to purchase shares of Common Stock. Mr. Mallon's performance as Chief Executive Officer and President is subject to review by the Committee annually, which review may result in adjustments to his compensation package.

- The report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Act of 1934, except to the extent that the Company specifically incorporates this report by reference.

Executive Compensation

    Certain information regarding compensation awarded to, earned by or paid by the Company for services rendered for the year ended December 31, 2000, to the Company's chief executive officer and the four other most highly compensated individuals whose total compensation, exceeded $100,000 for such year is set forth in the Company's 2000 Annual Report to Shareholders, a copy of which has been enclosed with this Proxy Statement.

Certain Relationships and Related Transactions

    Information regarding certain relationships and transactions involving the Company certain of the officers and directors of the Company is set forth in the Company's 2000 Annual Report to Shareholders, a copy of which has been enclosed with this Proxy Statement.

Annual Report and Financial Statements

    You are referred to the Company's 2000 Annual Report to Shareholders, a copy of which has been enclosed herewith. The Annual Report is not incorporated in the Proxy Statement and is not to be considered part of the soliciting material.

Stock Ownership

    The following table sets forth information concerning the beneficial ownership of shares of the Company's common stock as of July 15, 2001, by (a) each shareholder known by the Company to own of record or beneficially more than 5% of the Company's outstanding common stock; (b) the Company's chief executive officer (Mr. Mallon); (c) each of the Company's directors; and (d) all of the Company's directors and executive officers as a group:

                                                    Number         Percent
Name and address (1)                                of shares      Owned
George O. Mallon, Jr.                                 545,724 (2)    5.07%
Roy K. Ross                                           132,974 (3)    1.23%
Frank Douglass                                         62,677 (4)    x
Roger R. Mitchell                                      67,480 (5)    x
Francis J. Reinhardt, Jr.                              69,253 (6)    x
Peter H. Blum                                         137,068 (7)    1.26%
J O Hambro Capital Management Limited               1,578,200 (8)   14.72%
Wellington Management Company, LLP                  1,031,000 (8)    9.62%
All officers and directors as a group (7 persons)   1,038,676 (9)    9.37%
__________
x  Less than 1%

1. The address of Messrs. Mallon and Ross is 999 18th Street, Suite 1700, Denver, CO 80202. The address of Mr. Douglass is 10424 Woodford, Dallas, TX 75229. The address of Mr. Mitchell is 113 Cypress Cove Lane, Mooresville, NC 28117. The address of Mr. Reinhardt is 650 Madison Ave., 23rd Floor, New York, NY 10022. The address of Mr. Blum is 4 Trapping Way, Pleasantville, NY 10570. The address of J O Hambro Capital Management Limited is Ryder Court, 14 Ryder Street, London SW1Y 6QB, England. The address of Wellington Management Company, LLP is 75 State Street, Boston, MA 02109.
2. Includes 47,491 shares that could be acquired by Mr. Mallon upon the exercise of immediately exercisable stock options and warrants that he holds. Does not include 132,000 shares covered by stock options that have not yet vested.
3. Includes 75,560 shares that could be acquired by Mr. Ross upon the exercise of immediately exercisable stock options and warrants that he holds. Does not include 33,128 shares covered by stock options that have not yet vested.
4. Includes 33,073 shares that could be acquired by Mr. Douglass upon the exercise of immediately exercisable stock options and warrants that he holds. Does not include 3,333 shares covered by stock options that have not yet vested.
5. Includes 28,403 shares that could be acquired by Mr. Mitchell upon the exercise of immediately exercisable stock options that he holds. Does not include 3,333 shares covered by stock options that have not yet vested.
6. Includes 31,068 shares that could be acquired by Mr. Reinhardt upon the exercise of immediately exercisable stock options and warrants that he holds. Does not include 3,333 shares covered by stock options that have not yet vested.
7. Includes 121,568 shares that could be acquired by Mr. Blum upon the exercise of immediately exercisable stock options and warrants that he holds. Does not include 43,833 shares covered by stock options and warrants that have not yet vested.
8. Based upon information contained in various public filings made with the S.E.C.
9. Includes 359,163 shares that could be acquired upon the exercise of immediately exercisable stock options and warrants. Does not include 241,626 shares covered by stock options and warrants that have not yet vested.

Fees Paid to Independent Public Accountants

    The Company paid Arthur Andersen LLP an aggregate of $35,000 in fees (including out-of-pocket expenses) for services rendered in connection with the audit of the Company's consolidated financial statements for the year ended December 31, 2000, and for limited reviews of the Company's quarterly unaudited condensed consolidated interim financial statements. An additional aggregate of $48,700 in fees (including out-of-pocket expenses) were paid to Arthur Andersen LLP during the year ended December 31, 2000, for the following non-audit professional services: tax compliance and consulting ($15,700); and the review of registration statements ($33,000). During the year ended December 31, 2000, Arthur Andersen LLP rendered no professional services to the Company in connection with the design and implementation of financial information systems.

Comparative Performance Graph

    The following line graph reflects the performance of (i) the Company's Common Stock, (ii) the Nasdaq Market Index, and (iii) the Standard Industrial Classification ("SIC") Index for SIC Code 131 (which includes crude petroleum and natural gas companies). The graph assumes $100 was invested on December 29, 1995 in the Company's Common Stock and in each of the other indices. The graph also assumes the reinvestment of all dividends. Stock price performance shown on the graph is not necessarily indicative of future price performance.

                                Mallon Resources Corporation
                                Comparison of Cumulative Total Return
                                1995  1996    1997    1998    1999    2000
Mallon Resources Corporation    100   150.00  137.50  114.58   98.96   120.83
SIC Code Index                  100   132.97  134.78  107.96  131.87   167.53
Nasdaq Market Index             100   124.27  152.00  214.39  378.12   237.66

Submission of Shareholder Proposals

    Proposals intended for inclusion in next year's Proxy Statement should be sent to the Secretary of the Company at 999 18th Street, Suite 1700, Denver, Colorado 80202, and must be received by April 1, 2002.

Compliance with Securities Transaction Reporting Requirements

    Pursuant to Section 16(a) of the Securities Exchange Act 1934, certain individuals and entities are required to periodically file reports with the Securities and Exchange Commission in which they disclose information concerning their transactions involving the Company's securities. To the Company's knowledge, based solely on review of copies of such reports submitted to the Company, during the year ended December 31, 2000, no individual or entity known to the Company to be subject to the reporting requirements of Section 16(a) failed to satisfy those requirements in a timely fashion.

                                       By Order of the Board of Directors,

                                          /s/ Roy K. Ross
                                       Roy K. Ross
                                       Corporate Secretary

Dated:  July 30, 2001

Appendix A to Proxy Statement

Audit Committee Charter

Organization

    The Company's board of directors (the "Board") shall establish and maintain a standing committee of the Board to be known as the Audit Committee. The Audit Committee shall be composed of three or more directors appointed annually by the Board, each of whom shall be an "independent director" as that term is defined in applicable Listing Standards adopted, from time to time, by Nasdaq. The members of the Audit Committee shall be free from any financial, family or other material personal relationship that, in the opinion of the Board, would or may interfere with the exercise of his or her independence from management or the Company. Members of the Audit Committee must have a working familiarity with basic finance and accounting practices, and at least one member must have financial management expertise. Vacancies on the Audit Committee shall be filled by action of the Board, and the Chair of the Audit Committee shall be designated by the Board. The Audit Committee shall establish a regular meeting schedule, and shall meet at such other times as the Audit Committee may determine to be necessary.

Statement of Policy

    The Audit Committee shall provide assistance to the Board in fulfilling its responsibility to the shareholders, potential shareholders, and investment community relating to the Company's accounting and reporting practices, and the quality and integrity of the Company's financial reports. It is the responsibility of the Audit Committee to maintain free and open communication between the directors, the independent public accountants, and the Company's financial and accounting personnel.

Responsibilities

    The Audit Committee's policies and procedures shall remain flexible, in order to best react to changing conditions and to ensure to the Board and shareholders that the Company's accounting and reporting practices are in accordance with all applicable requirements and are of the highest quality. In carrying out these responsibilities, the Audit Committee will:

- Recommend to the Board the retention or non-retention of the independent public accountants engaged by the Company to audit its financial statements.

- Review the Company's internal audit plans and procedures, and the coordination of such plans with the independent public accountants.

- Meet with the independent public accountants and the Company's financial and accounting personnel to review the scope of proposed external audits and the audit procedures to be utilized, and at the conclusion thereof review such audit, including any comments or recommendations of the independent public accountants.

- Provide sufficient opportunity for the independent public accountants and the Company's financial and accounting personnel to meet with the members of the Audit Committee without members of management present. Among the items to be discussed in meetings with the independent public accountants are the independent public accountants' evaluation of the Company's financial and accounting personnel, and the cooperation that the independent public accountants received during the course of their audit work. Any changes in accounting principles shall be reviewed.

- Review with the independent public accountants and the Company's financial and accounting personnel, the adequacy and effectiveness of the Company's accounting and financial controls, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis shall be given to the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper. The Audit Committee shall periodically review Company policy statements to determine their adherence to requisite codes of conduct.

- Confirm that the independent public accountants are satisfied with the disclosure and content of the financial statements to be presented in the Company's annual report to shareholders.

- Submit the minutes of all meetings of the Audit Committee to, or discuss the matters discussed at each committee meeting with, the Board.

- Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.

PROXY              Mallon Resources Corporation            PROXY
                   999 18th Street, Suite 1700
                   Denver, Colorado  80202

                          PROXY CARD
        Annual Meeting of Shareholders - September 14, 2001

    The undersigned shareholder of Mallon Resources Corporation (the "Company") acknowledges receipt of notice of the Company's Annual Meeting of Shareholders to be held in Denver, Colorado, on Friday, September 14, 2001, and hereby appoints Alfonso R. Lopez and Carol Naranjo, or either of them, with the power of substitution, as attorneys and proxies to represent and vote, as designated below, all the shares of the Company's Common Stock held of record by the undersigned on July 27, 2001, at the Annual Meeting, or any adjournment thereof, as follows:

I.  ELECTION OF DIRECTORS:

    [ ] FOR ALL NOMINEES LISTED BELOW
       (Except as marked to the contrary below)
    [ ] WITHHOLD AUTHORITY to vote for all nominees below

George O. Mallon, Jr.    Roy K. Ross    Roger R. Mitchell    Frank Douglass

Frances J. Reinhardt, Jr.      Peter H. Blum

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, draw a line through that nominee's name).

II. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

    This Proxy when properly executed and delivered will be voted in the manner directed herein by the undersigned shareholder. If no direction is given, this proxy will be voted FOR all proposals.

Dated __________________, 2001

Please sign below exactly as your name appears on the stock certificate(s). When shares are held as joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.


_________________________________
Signature


_________________________________
Signature (if held jointly)

_________________________________
Printed name, as it appears on stock certificate(s)


_________________________________
Printed name of joint tenant, as it appears on stock certificate(s)

PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE